Exhibit 10.16(b)

June 21, 2012

Excel Mortgage Servicing, Inc.	AmeriHome Mortgage Corporation
19500 Jamboree Road	19500 Jamboree Road
Irvine, CA 92162	Irvine, CA 92162

Integrated Real Estate Service Corporation
19500 Jamboree Road
Irvine, CA 92162

Re:  Second Amendment to Master Repurchase Agreement and Pricing Letter (“Second Amendment”).

This Second Amendment is made this 21 day of June, 2012 (the “Amendment Effective Date”), to that certain Master Repurchase Agreement, dated August 31, 2011 (the “Repurchase Agreement”) and the Pricing Letter, dated August 31, 2011 (the “Pricing Letter”), as amended by the First Amendment to Master Repurchase Agreement and Pricing Letter dated May 1, 2012 (the “First Amendment”), in each case by and among Excel Mortgage Servicing, Inc. and AmeriHome Mortgage Corporation (each a “Seller” and, collectively, “Sellers”), and EverBank (“Buyer”).  The Repurchase Agreement, the Pricing Letter and the First Amendment are sometimes hereinafter collectively referred to as the “Agreement.”

WHEREAS, Sellers and Integrated Real Estate Service Corporation (“Guarantor”) requested that Buyer amend the Agreement; and

WHEREAS, Sellers, Guarantor and Buyer have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

SECTION 1.                            Amendments.

(a)                                 The following definitions contained in Section 1 of the Pricing Letter are hereby amended and restated in their entirety as follows:

“Approved Mortgage Product” shall mean the following mortgage products approved by Buyer for Transactions under the Agreement:  Conforming Mortgage Loans, Eligible Government Mortgage Loans, Jumbo Mortgage Loans, Eligible Correspondent Mortgage Loans, DU Refi Plus Loans and High LTV VA Refinance Loans.  In no event shall an Ineligible Product be an Approved Mortgage Product.

“Concentration Limit” as of any date of determination, with respect to the Eligible Mortgage Loans included in any Concentration Category, the applicable amount which the aggregate Purchase Price for such Eligible Mortgage Loans may not at any time exceed, as set forth in the below table.

Concentration Category	Concentration Limit (percentages based on Maximum Purchase Amount)

Aged Loans	5%

Wet Mortgage Loans	40%

Jumbo Loans	10%

Eligible Correspondent Mortgage Loans	10%

High LTV VA Refinance Loans	10%

DU Refi Plus Loans	10%

“Pricing Spread” shall mean:

Type of Mortgage Loan	Percentage

Conforming Mortgage Loans, Eligible Government Mortgage Loans, Eligible Correspondent Mortgage Loans and Category 1 High LTV VA Refinance Loans	3.25%

Jumbo Mortgage Loans and Category 2 High LTV VA Refinance Mortgage Loans	3.50%

DU Refi Plus Loans	3.50%

Aged Mortgage Loans	4.00%

Mortgage Loans exceeding the applicable Transaction Term Limitation	12.00%

“Purchase Price Percentage” shall mean:

Type of Mortgage Loan	Percentage

Conforming Mortgage Loans, Eligible Government Mortgage Loans, Jumbo Loans with Buyer as the Takeout Investor and Category 1 High LTV VA Refinance Mortgage Loans	98%

Category 2 High LTV VA Refinance Mortgage Loans	80%

Jumbo Mortgage Loans with Takeout Investor other than Buyer	95%

Eligible Correspondent Mortgage Loans	97%

DU Refi Plus Loans	95%

Aged Mortgage Loans	The applicable percentage set forth above minus 10%

Where a Purchased Mortgage Loan may qualify for two or more Purchase Price Percentages hereunder, unless otherwise expressly agreed to by Buyer in writing, such Purchased Mortgage Loan shall be assigned the lower Purchase Price Percentage, as applicable.

(b)                                 The following new definitions are added to the Pricing Letter in the appropriate alphabetical order:

“DU Refi Plus Loans” is a collective reference to DU Refi Plus Appraisal Waived Loans and DU Refi Plus Appraisal Required Loans.

“DU Refi Plus Appraisal Waived Loan” shall mean a first-lien Mortgage Loan originated using Desktop Underwriter and (i) that is originated in accordance with the requirements of Section B5-5.2 of the Fannie Mae Selling Guide for the DU Refi Plus program, (ii) as to which the applicable Seller has been offered and has properly exercised a property fieldwork waiver in accordance with Section B5-5.2-03 of the Fannie Mae Selling Guide, (iii) that has a FICO score of not less than 640 and (iv) that otherwise conforms to the requirements of Fannie Mae for securitization or cash purchase.

“DU Refi Plus Appraisal Required Loan” shall mean a first-lien Mortgage Loan originated using Desktop Underwriter and (i) that is originated in accordance with the requirements of Section B5-5.2 of the Fannie Mae Selling Guide for the DU Refi Plus program, (ii) as to which the applicable Seller has not been offered a property fieldwork waiver or as to which the applicable Seller has been offered a property fieldwork waiver that it is not permitted to accept in accordance with the terms of Section B5-5.2-03 of the Fannie Mae Selling Guide, (iii) that has a FICO score of not less than 620, (iv) that has a Loan-to-Value Ratio that does not exceed 100% and (v) that otherwise conforms to the requirements of Fannie Mae for securitization or cash purchase.

“Eligible Correspondent Mortgage Loan” shall mean a Conforming Mortgage Loan or an Eligible Government Mortgage Loan not originated by Seller, not older than ninety (90) days past origination but otherwise meeting all eligibility requirements under the Facility Documents.

“Financial Condition Covenants” shall mean each of the covenants set forth in Section 3 of this Pricing Letter.

(c)                                  Section JJ. of Schedule 1 to the Repurchase Agreement is amended and restated in its entirety as follows:

JJ.                                       Appraisal.  Except with respect to DU Refi Plus Appraisal Waived Loans, the Mortgage File contains an Appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the applicable Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the Appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, and all Requirements of Law and Takeout Investor or insurer requirements, each as in effect on the date the Mortgage Loan was originated.  The applicable Seller has no knowledge of any circumstances or condition which might indicate that the Appraisal is incomplete or inaccurate.  In addition, the Appraisal was prepared in accordance with USPAP Guidelines.  The appraiser for the Mortgage Loan was duly licensed or certified under the applicable law where the Mortgage Loan was originated, and for each Government Mortgage Loan was acceptable to the FHA or VA, as applicable, and for each Conventional Mortgage Loan was acceptable to Fannie Mae, Freddie Mac and/or the Takeout Investor, as applicable.  The applicable Seller will maintain documentation evidencing each appraiser’s qualification and licensing or certification, which will promptly be provided to the Buyer upon request.

SECTION 2.                            Defined Terms.  Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 3.                            Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Second Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 4.                            Representations.  In order to induce Buyer to execute and deliver this Second Amendment, each Seller hereby represents to Buyer that as of the date hereof, except as otherwise expressly waived by Buyer in writing, such Seller is in full compliance with all of the terms and conditions of the Agreement including without limitation, all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 5.                            Governing Law. This Second Amendment and any claim, controversy or dispute arising under or related to or in connection with this Second Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall govern.

SECTION 6.                            Counterparts.  This Second Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement.  This Second Amendment, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No signatory to this Second Amendment shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

SECTION 7.                            Guarantor.  Guarantor acknowledges and agrees that nothing contained herein, and Guarantor’s signature hereon, shall not be deemed an acknowledgement, a course of conduct, a waiver or an amendment of the provisions of the Facility Guaranty, which continue in full force and effect and do not require any Guarantor’s consent to the actions taken hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, Sellers, Guarantor and Buyer have caused this Second Amendment to be executed and delivered as of the Amendment Effective Date.

EXCEL MORTGAGE SERVICING,		EVERBANK, as Buyer
INC., as a Seller

By:	/s/ Todd Taylor	By:	/s/ Paul Chmielinski
Its:	Todd Taylor	Its:	Paul Chmielinski
Title:	EVP/CFO	Title:	Vice President

AMERIHOME MORTGAGE		INTEGRATED REAL ESTATE
CORPORATION, as a Seller		SERVICE CORPORATION, as Guarantor

By:	/s/ Todd Taylor	By:	/s/ Todd Taylor
Its:	Todd Taylor	Its:	Todd Taylor
Title:	EVP/CFO	Title:	EVP/CFO